UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 8, 2012

Date of Report (Date of earliest event reported)

ENERGY TRANSFER EQUITY, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	001-32740	30-0108820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3738 Oak Lawn Avenue

Dallas, TX 75219

(Address of principal executive offices)

(214) 981-0700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On February 8, 2012, Energy Transfer Equity, L.P. announced it has commenced a solicitation of consents (the “Consent Solicitation”) from the holders of its 7.500% Senior Notes due 2020 (the “Notes”) to certain proposed amendments to the indenture governing the Notes. This current report on Form 8-K is not a solicitation of consents with respect to the Notes. The Consent Solicitation is being made solely in accordance with the terms and subject to the conditions stated in a Consent Solicitation Statement dated February 8, 2012 and in the related Consent Form, to holders of record of the Notes as of 5:00 p.m., New York City time, on February 7, 2012.

A copy of the press release issued by Energy Transfer Equity, L.P. on February 8, 2012, with respect to its commencement of the Consent Solicitation is set forth in Exhibit 99.1 and is incorporated herein by reference. In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached Exhibit 99.1 shall be deemed to be “furnished” and not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Equity, L.P.

	By:	LE GP, LLC,
its general partner

/s/ John W. McReynolds
Date: February 8, 2012		President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated February 8, 2012